EXHIBIT 99.1

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                           ENTELAGENT SOFTWARE CORP.,
                           (A CALIFORNIA CORPORATION),
                       COMPLETE SECURITY SOLUTIONS, INC.,
                            (A DELAWARE CORPORATION)
                                       AND
                           PILEC DISBURSEMENT COMPANY,
                            (A DELAWARE CORPORATION)
                                      INTO
                              PATRON SYSTEMS, INC.,
                            (A DELAWARE CORPORATION)

         (under Section 253 of the General Corporation Law of the State of Delaware and Section 1110 of the General Corporation Law of
                            the State of California)

               The undersigned, on behalf of Patron Systems, Inc., a corporation duly organized and existing under the laws of the State of Delaware:

               DO HEREBY CERTIFY:

               FIRST: Patron Systems, Inc. (the "CORPORATION"), was incorporated on April 30, 2002 pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), the provisions of which permit the merger of one or more subsidiary corporations organized and existing under the laws of said State or the laws of another state into a parent corporation organized and existing under the laws of said State.

               SECOND: The Corporation owns 100% of the issued and outstanding shares of the common stock of Entelagent Software Corp., a corporation incorporated on July 30, 1996 pursuant to the General Corporation Law of the State of California (the "CGCL") ("ENTELAGENT"), and having no class of stock outstanding other than such common stock.

               THIRD: The Corporation owns 100% of the issued and outstanding shares of the common stock of Complete Security Solutions, Inc., a corporation incorporated on July 28, 2004 pursuant to the DGCL ("CSSI"), and having no class of stock outstanding other than such common stock.

               FOURTH: The Corporation owns 100% of the issued and outstanding shares of the common stock of PILEC Disbursement Company, a corporation incorporated on October 28, 2005 pursuant to the DGCL ("PILEC"), and having no class of stock outstanding other than such common stock.

               FIFTH: The Corporation, by the following resolutions adopted by its Board of Directors, duly adopted by unanimous written consent of the members thereof on July 11, 2006, determined to merge Entelagent, CSSI and PILEC into itself, effective as set forth below:


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                             "WHEREAS,  the  Corporation  lawfully owns 100%  of
               the  issued  and  outstanding  shares  of  the  common  stock  of
               Entelagent    Software    Corp.,    a    California   corporation
               ("ENTELAGENT");

                             WHEREAS,  the  Corporation  lawfully owns  100%  of
               the issued and outstanding shares of the common stock of Complete Security Solutions, Inc., a Delaware corporation ("CSSI");

                             WHEREAS,  the Corporation lawfully owns 100% of the
               issued and outstanding shares of the common stock of PILEC Disbursement Company, a Delaware corporation ("PILEC");

                             WHEREAS, each of Entelagent,  CSSI and PILEC has no
               class of stock outstanding other than common stock;

                             WHEREAS,   there  has  been  presented  a  form  of
               Certificate of Ownership and Merger, and certain other agreements and other writings (collectively, the "MERGER DOCUMENTS") to accomplish the merger of Entelagent, CSSI and PILEC into the Corporation pursuant to Section 1110 of the General Corporation Law of the State of California and Section 253 of the General Corporation Law of the State of Delaware ("MERGER");

                             WHEREAS,  pursuant  to  the  Merger,  the  separate
               existence of CSSI, PILEC and Entelagent shall cease, the outstanding capital stock of each of CSSI, PILEC and Entelagent shall be cancelled, and the Corporation shall succeed, without other transfer, act, or deed, to all the rights and property, whether real, personal or mixed, of CSSI, PILEC and Entelagent and shall be subject to all the debts and liabilities of CSSI, PILEC and Entelagent in the same manner as if the Corporation had itself incurred them, and each share of the capital stock of the Corporation shall remain outstanding and unaffected; and

                             WHEREAS, the Board believes the Merger to be in the
               best interest of the Corporation and its stockholders.

                             NOW,  THEREFORE,  BE IT  RESOLVED,  that the Merger
               including the assumption of all of the obligations and liabilities of CSSI, PILEC and Entelagent by the Corporation and the transactions contemplated under the Merger Documents are hereby adopted and approved;

                             RESOLVED  FURTHER,  that  the   forms,   terms  and
               provisions of the Merger Documents are hereby adopted and approved;

                             RESOLVED FURTHER, upon the proposed Merger becoming
               effective and without any action on the part of any holder thereof each outstanding share of the common stock of each of Entelagent, CSSI and PILEC shall be cancelled without consideration therefor;

                             RESOLVED   FURTHER,   that  the   officers  of  the
               Corporation, and each of them, are hereby authorized and directed to cause the Corporation to perform its obligations under the Merger Documents and to consummate the transactions contemplated thereby;

                             RESOLVED   FURTHER,   that  the   officers  of  the
               Corporation, and each of them, are hereby authorized, for and on behalf of the Corporation, to modify, amend or revise the forms, terms and provisions of the Merger Documents, to execute, deliver and/or file any and all documents, certificates, instruments, agreements and notices, and to perform or cause to be performed any and all acts as may, in their judgment, be necessary or desirable to accomplish the purposes of the foregoing resolutions and the transactions contemplated thereby and the Merger Documents therein approved whether within or without the States of Delaware, California and any other state necessary, the making of any such modification, amendment or revision, the taking of any such actions and/or the execution, delivery or filing of any such documents or instruments shall be conclusive evidence that the individual making such modification, amendment or revision, taking such action and/or executing, delivering or filing such document or instrument has deemed the same to be necessary or advisable;

                             RESOLVED   FURTHER,   that  the   officers  of  the
               Corporation, and each of them, are hereby authorized, directed and empowered by and on behalf of the Corporation to cause any notice required by the securities laws of any state or jurisdiction to be prepared and filed on behalf of the Corporation with the appropriate securities regulatory agency together with any required consent to service of process and the payment of any requisite fee; and

                             RESOLVED FURTHER,  that the actions of the officers
               and other agents of the Corporation and each of them, previously taken in connection with the negotiation of the Merger and/or the preparation of the forms, terms and provisions of the Merger Documents are hereby adopted and approved."

               SIXTH: The board of directors of each of Entelagent, CSSI and PILEC has approved the Merger.

               SEVENTH: The merger is effective upon filing of this Certificate of Ownership and Merger.

               IN WITNESS WHEREOF, the undersigned do further declare under penalty of perjury under the laws of the State of Delaware and the State of California that the matters set forth in this Certificate of Ownership and Merger are true and correct of their own knowledge.



               July 31, 2006


                                     /S/ ROBERT CROSS
                                     -------------------------------------
                                     Robert Cross, Chief Executive Officer




                                     /S/ HEIDI NEWTON
                                     -------------------------------------
                                     Heidi Newton, Secretary